Exhibit 99.2

Axiall Announces Launch of $250 Million Term Loan B

ATLANTA—(BUSINESS WIRE) — Feb. 18, 2015 — Axiall Corporation (NYSE: AXLL) (“Axiall”) today announced that it is launching a proposed senior secured Term Loan B due 2022 in an aggregate principal amount of $250 million (the “New Term Loan”), which will replace the term loan due 2017 previously incurred by Eagle Spinco Inc., one of Axiall’s wholly owned subsidiaries, in January 2013 (the “Existing Term Loan”). Axiall Holdco, Inc. (“Holdco”), a wholly-owned subsidiary of Axiall, will be the borrower under the New Term Loan.

Holdco currently intends to use the proceeds from the New Term Loan to fund the repayment in full of the Existing Term Loan, to pay transaction fees and expenses and for general corporate purposes.

There can be no assurances that Axiall will be successful in its marketing efforts or that it will be able to enter into the New Term Loan. Closing of the New Term Loan, which is anticipated to occur in the first quarter of 2015, is subject to market conditions, as well as the negotiation and execution of definitive documents and the satisfaction of customary closing conditions.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company.  Headquartered in Atlanta, Axiall, has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers.  For more information, visit www.axiall.com.

Cautionary Statements About Forward-Looking Information

This press release contains certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Words or phrases such as “anticipate,” “believe,” “plan,” “estimate,” “project,” “may,” “will,” “intend,” “target,” “expect,” “would” or “could” (including the negative variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward looking statements relate to, among other things: the marketing, negotiation and consummation of the New Term Loan, the use of proceeds from the New Term Loan and any expectation regarding timing of the closing of the New Term Loan. These statements are based on the current expectations of our management. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements included in this press release. These risks and uncertainties include, among other things: changes to our business plans as circumstances warrant; our inability to market, negotiate or close the New Term Loan on favorable terms or at all; changes in the general economy, including the impacts of the current, and any potential future, economic uncertainties in the housing and construction markets; our level of indebtedness and debt service obligations; our inability to continue to comply with the covenants in the New Term Loan, our existing credit agreements and the indentures governing our outstanding senior notes; and other risks discussed under Item 1A “Risk Factors” in Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this press release may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Axiall’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Axiall and its business, see Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and subsequent filings with the SEC. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axiall does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.